Exhibit 4.1

Published CUSIP Number: 03833HAC3
Revolving Credit CUSIP Number: 03833HAD1

$300,000,000

CREDIT AGREEMENT

dated as of January 31, 2012,

by and among

APTARGROUP, INC.,

as Borrower,

the Lenders referred to herein,

as Lenders,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

BANK OF AMERICA, N.A.

and

JPMORGAN CHASE BANK, N.A.,

as Co-Syndication Agents,

HSBC BANK USA, N.A.

and

UNION BANK, N.A.,

as Co-Documentation Agents

and

WELLS FARGO SECURITIES, LLC,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
and
J.P. MORGAN SECURITIES LLC,
as Joint Lead Arrangers and Joint Bookrunners

i

(continued)

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EXHIBITS

Exhibit A	Form of Borrowing Notice
Exhibit B	Form of Compliance Certificate
Exhibit C	Form of Assignment and Assumption
Exhibit D	Form of Note
Exhibit E	Form of Notice of Account Designation
Exhibit F-1	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders)
Exhibit F-2	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)
Exhibit F-3	Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships)
Exhibit F-4	Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships)

SCHEDULES

Schedule 2.1	Commitments and Commitment Percentages
Schedule 5.1	Subsidiaries
Schedule 5.17	Debt
Schedule 6.15	Existing Loans, Advances and Investments
Schedule 9.2	Administrative Agent’s Office; Certain Addresses for Notices

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of January 31, 2012, among APTARGROUP, INC., a Delaware corporation (the “Borrower”), the lenders from time to time party hereto (each a “Lender” and, collectively, the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent.

The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.  In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

SECTION 1 - DEFINITIONS; INTERPRETATION.

Section 1.1             Definitions.  The following terms when used herein have the following meanings:

“Administrative Agent” means Wells Fargo in its capacity as administrative agent under any of the Credit Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.2, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” means the Administrative Agent and its Related Parties.

“Aggregate Commitments” means the Commitments of all Lenders.

“Agreement” means this Credit Agreement.

“Applicable Rate” means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.6(b):

Pricing Level	Consolidated Leverage Ratio	Applicable Rate for LIBOR Loans	Applicable Rate for Base Rate Loans	Applicable Rate for Facility Fee
1	Less than or equal to 15%	1.000%	0.000%	0.125%
2	Less than or equal to 25% but greater than 15%	1.100%	0.100%	0.150%
3	Less than or equal to 35% but greater than 25%	1.200%	0.200%	0.175%
4	Less than or equal to 45% but greater than 35%	1.275%	0.275%	0.225%
5	Greater than 45%	1.475%	0.475%	0.275%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.6(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered through the date of delivery of such Compliance Certificate.  The Applicable Rate in effect from the Closing Date through the date the first Compliance Certificate is required to be delivered pursuant to Section 6.6(b) shall be determined based upon Pricing Level 2.

Notwithstanding the foregoing, in the event that any financial statement or Compliance Certificate delivered pursuant to Section 6.6(b) is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) any Commitments are in effect, or (iii) any Borrowing is outstanding when such inaccuracy is discovered or such financial statement or Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (A) the Borrower shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (B) the Applicable Rate for such Applicable Period shall be determined as if the Consolidated Leverage Ratio in the corrected Compliance Certificate were applicable for such Applicable Period, and (C) the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.11.  Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Sections 2.6(b), 7.2 and 7.3 or any of their other rights under this Agreement or any other Credit Document.  The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, WFS, MLPFS and JPMorgan Securities, in their capacities as joint lead arrangers and joint bookrunners.

“Asset Sale” means any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other securities of another Person) of the Borrower or such Subsidiary other than (i) sales, transfers or other dispositions of inventory in the ordinary course of business, (ii) sales of equipment and other fixed assets no longer used or useful in the business of the Borrower or any of its Subsidiaries, as determined by the Borrower or such Subsidiary in its reasonable judgment, (iii) sales of equipment and other fixed assets if the proceeds thereof are used to purchase additional equipment or fixed assets, (iv) the license or sublicense of software, trademarks and other intellectual property in the ordinary course of business and (v) any sale, transfer or other disposition of cash.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.7(b)) and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form approved by the Administrative Agent.

“Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any law firm and, without duplication, the reasonable and documented allocated cost of internal legal services and all reasonable and documented expenses and disbursements of internal counsel.

“Availability Period” for any Lender means the period from and including the Closing Date to the earliest of (a) the Maturity Date for such Lender, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.4, and (c) the date of termination of the commitment of each Lender to make Loans pursuant to Section 7.2.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) except during any period of time during which a notice delivered to the Borrower under Section 3.2, 3.3 or 3.4 shall remain in effect, LIBOR for an Interest Period of one month plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or LIBOR.

“Base Rate Loan” means a Loan bearing interest prior to maturity based upon the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 9.2.

“Borrowing” means (a) the total of Loans of a single type advanced by Lenders on a single date and, in the case of LIBOR Rate Loans, for a single Interest Period, pursuant to Section 2.1 or (b) the making of any Loan, as the context requires.

“Borrowing Notice” means a notice in substantially the form of Exhibit A.

“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (b) domestic and Eurodollar denominated time deposits, certificates of deposit and bankers acceptances of any Lender or any bank whose short-term debt rating from Standard & Poor’ s Ratings Service (“S&P”) is at least A-1 or the equivalent or from Moody’ s Investors

Service, Inc.  (“Moody’s”) is at least P-1 or the equivalent with maturities of not more than six months from the date of acquisition, (c) commercial paper with a rating of at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody’ s maturing within six months after the date of acquisition, (d) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (e) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (d) above, and (f) BMTNs (Bons Moyen-Terme Negociables) maturing within five years from the date of acquisition thereof which is issued by a Person which is rated at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody’s and other similar high quality instruments of equivalent United States rating in countries where Subsidiaries organized under Laws of jurisdictions outside of the United States are located.

A “Change of Control Event” shall be deemed to have occurred if (a) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13(d)-3 of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder) of more than 50% of the outstanding Voting Stock of the Borrower, (b) during any period of 12 consecutive months, commencing before or after the date of this Agreement, individuals who on the first day of such period were directors of the Borrower (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) cease to constitute a majority of the Board of Directors of the Borrower or (c) Aptar SAS ceases to be a Wholly-Owned Subsidiary.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means as to any Lender, the obligation of such Lender to make Loans to the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 2.14).  The initial amount of the Commitment of each Lender is set forth on Schedule 2.1, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Commitment Percentage” means, as to any Lender at any time, the percentage (carried out to the twelfth decimal place) of the Aggregate Commitments represented by (a) at any time prior to the expiration or termination of the Aggregate Commitments, such Lender’s Commitment at such time, and (b) thereafter, the principal amount of such Lender’s Revolving Credit Exposure at such time.  The initial

Commitment Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Compliance Certificate” means a certificate in the form of Exhibit B.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Debt” means all Debt of the Borrower determined on a consolidated basis.

“Consolidated Leverage Ratio” means, as of any time the same is to be determined, the ratio of (x) Consolidated Debt at such time to (y) Total Capitalization at such time.

“Consolidated Net Worth” means, as of any date of determination, the aggregate amount of the Borrower’s shareholders’ equity determined from its consolidated balance sheet as of the most recently ended fiscal period prior to such date for which financial statements have been, or were required to have been, delivered to the Administrative Agent.

“Contractual Obligations” means, for any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.  Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 30% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Credit Documents” means this Agreement, each Note, each Fee Letter and any other agreements executed and delivered by the Borrower in favor of or provided to the Administrative Agent or any Lender in connection with this Agreement.

“Debt” means all items described in clauses (i) through (vii) of the definition of Indebtedness.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) with respect to Base Rate Loans, an interest rate equal to (i) the Base Rate plus (ii) 2% per annum; and (b) with respect to LIBOR Rate Loans, an interest rate equal to (i) the interest rate (including any Applicable Rate) otherwise applicable to such Loan, plus (ii) 2% per annum.

“Defaulting Lender” means, subject to Section 2.12(b), any Lender that (a) has failed to (i) fund all or any portion of the Loans required to be funded by it hereunder within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent demonstrable error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.12(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Dollar” and “$” mean lawful money of the United States.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.7(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.7(b)(iii)).

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law (“Claims”) or any permit issued under any Environmental Law, including, without limitation, (a) any and all Claims by a Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

“Environmental Law” means any United States federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy having the force of law or rule of common law now or hereafter in effect and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, in each case relating to the environment, health, safety or Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001 (a) (2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of the Pension Funding Rules; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurodollar Reserve Percentage” means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the FRB (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” means any of the events or circumstances specified in Section 7.1.

“Existing Agreement” means that certain Amended and Restated Multicurrency Credit Agreement dated as of July 31, 2006, as amended, restated, supplemented or otherwise modified through the Closing Date) by and among the Borrower, AptarGroup Holdings SAS, the lenders party thereto and Bank of America, N.A., as the administrative agent for the lenders.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.6(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.1(f) and (d) any United States federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letters” means, collectively, the Wells Fargo Fee Letter, the Merrill Lynch Fee Letter and the JPMorgan Fee Letter.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank), and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guaranty” by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation (including, without limitation, limited or full recourse obligations in connection with sales of receivables or any other Property) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any Property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease Property or to purchase securities or other Property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof.  For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the maximum aggregate amount of such obligation or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability under the terms of the Guaranty.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement.

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements for any date on or after the date such Hedge Agreements have been closed out and termination values determined in accordance therewith, after taking into account the effect of any legally enforceable netting agreement and rights of set-off relating to such Hedge Agreements, such net termination value.

“Indebtedness” means, for any Person, all obligations of such Person, without duplication, required by GAAP to be shown as liabilities on its balance sheet, and in any event shall include all (i) obligations of such Person for borrowed money, (ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable and accrued expenses arising in the ordinary course of business on terms customary in the trade, (iii) obligations of such Person evidenced by notes, acceptances, or other instruments of such Person or arising out of letters of credit issued for such Person’s account, (iv) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (v) capitalized lease obligations of such Person, (vi) all Indebtedness (as defined above) of any partnership in which such Person is a general partner, (vii) the outstanding principal amount then owed to investors in connection with the sale of the Borrower’s or any of its Subsidiaries’ accounts receivable, (viii) Synthetic Lease Obligations of such Person, and (ix) obligations for which such Person is obligated pursuant to a Guaranty.

“Indemnified Liabilities” has the meaning specified in Section 9.5.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Credit Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 9.5.

“Information” has the meaning specified in Section 9.8.

“Interest Payment Date” means (a) for a Base Rate Loan, the last Business Day of each March, June, September and December and, with respect to any Lender, its Maturity Date, (b) for a LIBOR Rate Loan with an Interest Period of 3 months or less, the last day of such Interest Period and, with respect to any Lender, its Maturity Date, and (c) for a LIBOR Rate Loan with an Interest Period of 6 months, the date that is 3 months from the first day of such Interest Period and the last day of such Interest Period and, with respect to any Lender, its Maturity Date.

“Interest Period” means, as to each LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is disbursed or converted to or continued as a LIBOR Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Borrowing Notice; provided that:

(a)           any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)           no Interest Period shall extend beyond the final Maturity Date in effect at such time.

“IRS” means the United States Internal Revenue Service.

“JPMorgan” means JPMorgan Chase Bank, N.A. and its successors.

“JPMorgan Fee Letter” means the letter agreement, dated November 28, 2011, among the Borrower, JPMorgan and JPMorgan Securities.

“JPMorgan Securities” means J.P. Morgan Securities LLC and its successors.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable executive orders, administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” is defined in the introductory paragraph of this Agreement.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“LIBOR” means,

(a)           for any interest rate calculation with respect to a LIBOR Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m.(London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%).  If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m.

(London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period; and

(b)           for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to one month (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day (rounded upward, if necessary, to the nearest 1/100th of 1%).  If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page) then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.

Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent demonstrable error.

“LIBOR Rate” means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00-Eurodollar Reserve Percentage

“LIBOR Rate Loan” means any Loan bearing interest at a rate based upon the LIBOR Rate.

“Lien” means any interest in any Property or asset securing an obligation owed to, or a claim by, a Person other than the owner of the Property or asset, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes and any financing lease having substantially the same economic effect as any of the foregoing.

“Loan” has the meaning specified in Section 2.1.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the business, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Borrower to perform its obligations under this Agreement or any Note; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of this Agreement or any Note.

“Material Subsidiaries” means, as of any date of determination, any Subsidiary of the Borrower owning or holding in the aggregate more than five percent (5%) of the consolidated assets of the Borrower and its Subsidiaries determined as of the most recently ended fiscal period prior to such date for which financial statements have been, or were required to have been, delivered to the Administrative Agent.

“Maturity Date” for any Lender means the later of (a) January 31, 2017 and (b) if such Lender has consented to extend its Maturity Date pursuant to Section 2.13, such extended Maturity Date as determined pursuant to such Section; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Merrill Lynch Fee Letter” means the letter agreement, dated November 28, 2011, between the Borrower and MLPFS.

“MLPFS” means Merrill Lynch, Pierce, Fenner and Smith Incorporated and its successors.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 9.1 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” has the meaning specified in Section 2.13(b).

“Non-U.S. Lender” means any Lender that is not a U.S. Person.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender to the Borrower, substantially in the form of Exhibit D.

“Notice of Account Designation” has the meaning specified in Section 2.2(b).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Credit Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.6(b)).

“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning specified in Section 9.7(d).

“Participant Register” has the meaning specified in Section 9.7(d).

“PATRIOT Act” has the meaning specified in Section 9.19.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Liens” has the meaning specified in Section 6.13.

“Permitted Receivables Transaction” means a transaction whereby the Borrower and/or one or more of its Subsidiaries sells, transfers, otherwise disposes of or pledges Receivables or interests therein to or for the benefit of one or more third parties or another Subsidiary (and, in the latter case, such intermediate Subsidiary in turn sells, transfers, otherwise disposes of or pledges such Receivables or interests therein to one or more third parties) in connection with agreements providing for limited recourse or non-recourse to the Borrower or any of its Subsidiaries (other than any such intermediate Subsidiary), provided that (a) any such agreement is of a type and on terms customary for comparable transactions in the good faith judgment of the Borrower, (b) such agreement does not provide for the sale, transfer, disposition or pledge of, or otherwise create any interest in, any asset other than (i) Receivables, (ii) contracts associated with such Receivables, (iii) accounts into which payments of such Receivables are made, (iv) books and records related to such Receivables, (v) property securing or otherwise supporting, and guaranties and other credit support for the payment of, such Receivables, and (vi)

proceeds of any of the foregoing and (c) on any date of determination, the maximum outstanding capital or principal balance of the related financing with respect to such Receivables shall not exceed at any time outstanding $100,000,000.

“Person” means a natural person, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a Governmental Authority.

“Platform” has the meaning specified in Section 9.2.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate.  Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs.  The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

“Receivable” means any right to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including any items of property that would be classified as an account receivable of the Borrower or any Subsidiary, and any account, chattel paper, payment intangible or instrument under any applicable Uniform Commercial Code and any supporting obligations or proceeds as so defined of any of the foregoing.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Register” has the meaning specified in Section 9.7(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders” means, as of any date of determination, one or more Lenders having Revolving Credit Exposure and unused Commitments representing more than 50% of the sum of the aggregate Revolving Credit Exposure and unused Commitments at such time; provided that the Revolving Credit Exposure of, and the portion of the unused Commitments held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of the Borrower.  Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Loans.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time.

“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Subsidiary” means, for the Borrower, any corporation or other entity of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the Board of Directors of such corporation or similar governing body in the case of a non-corporation (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Borrower or by one or more of its Subsidiaries.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

“Total Capitalization” means the sum of Consolidated Debt plus Consolidated Net Worth.

“Total Outstanding Amount” means, on any date, the aggregate outstanding principal amount of all Loans after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or LIBOR Rate Loan.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.1(f)(ii)(3).

“Voting Stock” of any Person means capital stock of any class or classes (however designated) having ordinary voting power for the election of directors of such Person, other than stock having such power only by reason of the happening of a contingency.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, and its successors.

“Wells Fargo Fee Letter” means the letter agreement, dated November 28, 2011, among the Borrower, Wells Fargo and WFS.

“WFS” means Wells Fargo Securities, LLC and its successors.

“Wholly-Owned” when used in connection with any Subsidiary of the Borrower means a Subsidiary of which all of the issued and outstanding shares of stock or other equity interests (other than directors’ qualifying shares as required by Law or equity interests held by Persons other than the Borrower or any Subsidiary of the Borrower to the extent required in connection with any Permitted Receivables Transaction) are owned by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.

Section 1.2                                      Other Interpretive Provisions.  With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a)                                  The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)                                 (i)                                     The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(ii)                                  Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(iii)                               The term “including” is by way of example and not limitation.

(iv)                              The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c)                                  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d)                                 Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

Section 1.3                                      Accounting Terms.

(a)                                  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)                                 If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended or such request shall be withdrawn, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)                                  Consolidation of Variable Interest Entities.  All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB Interpretation No. 46 — Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.

Section 1.4                                      Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.5                                      References to Agreements and Laws.  Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Credit Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Credit Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.6                                      Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 2 - THE COMMITMENTS AND CREDIT EXTENSIONS.

Section 2.1                                      Commitments.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Loan”) to the Borrower in Dollars from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (i) the Total Outstanding Amount shall not exceed the Aggregate Commitments and (ii) the aggregate outstanding principal amount of the Loans of any Lender shall not exceed such Lender’s Commitment.  Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.1, prepay under Section 2.3, and reborrow under this Section 2.1.  Loans may be Base Rate Loans or LIBOR Rate Loans, as further provided herein.

Section 2.2                                      Borrowings, Conversions and Continuations of Loans.

(a)                                  Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of LIBOR Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:30 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of LIBOR Rate Loans or of any conversion of LIBOR Rate Loans to Base Rate Loans and (ii) on the requested date of any Borrowing of Base Rate Loans.  Each telephonic notice by the Borrower pursuant to this Section 2.2(a) must be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Borrowing of, conversion to or continuation of LIBOR Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Borrowing Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of LIBOR Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Loan in a Borrowing Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans.  Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of LIBOR Rate Loans in any such Borrowing Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  Notwithstanding the foregoing, the Borrower may request LIBOR Rate Loans to be made on the Closing Date provided the Borrower has given the Administrative Agent a Borrowing Notice not later than 11:30 a.m. three Business Days prior to the Closing Date.

(b)                                 Following receipt of a Borrowing Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Commitment Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans as described in the preceding subsection.  In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediate available funds at the Administrative Agent’s Office not later than 1:00 p.m., in the case of any Base Rate Loan, and not later than noon, in the case of any LIBOR Loan, in each case on the Business Day specified in the applicable Borrowing Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.2, the Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each Borrowing requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form attached as Exhibit E (a

“Notice of Account Designation”) delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time.

(c)                                  Subject to the provisions of Section 3.5, a LIBOR Rate Loan may be continued or converted other than on the last day of an Interest Period for such LIBOR Rate Loan.  During the continuance of an Event of Default under Section 7.1(a) or following acceleration of all Obligations pursuant to Section 7.2, or solely with respect to the Borrower, Section 7.1(f) or (g), without the consent of the Required Lenders, no Loans may be requested as, converted to or continued as LIBOR Rate Loans.

(d)                                 The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBOR Rate Loans upon determination of such interest rate.  The determination of the LIBOR Rate by the Administrative Agent shall be conclusive in the absence of demonstrable error.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the public announcement of such change.

(e)                                  After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect.

Section 2.3                                      Prepayments.

(a)                                  The Borrower may, upon notice from the Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:30 a.m. (A) three Business Days prior to any date of prepayment of LIBOR Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of LIBOR Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if LIBOR Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Commitment Percentage of such prepayment.  If such notice is given, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that any such notice of prepayment of Loans in whole in connection with a refinancing of all Obligations hereunder may state that it is conditioned on the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or before the specified effective date) if such condition is not satisfied, in which case such prepayment and payment shall not be due and payable.  Any prepayment of a LIBOR Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.5.  Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Commitment Percentage of such Loan.

(b)                                 If at any time the Total Outstanding Amount exceeds the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans in an aggregate amount equal to such excess.

Section 2.4                                      Termination or Reduction of Commitments.  The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time irrevocably reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the

Administrative Agent not later than 3:00 p.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstanding Amount would exceed the Aggregate Commitments.  The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments.  Any such notice terminating the Commitments in whole in connection with a refinancing of all Obligations hereunder may state that it is conditioned on the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or before the specified effective date) if such condition is not satisfied, in which case such termination of the Commitments shall not occur.  Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Commitment Percentage.  All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

Section 2.5                                      Repayment of Loans.  The Borrower shall repay to each Lender on its Maturity Date the aggregate principal amount of Loans made by such Lender outstanding on such date.

Section 2.6                                      Interest.

(a)                                  Subject to the provisions of subsection (b) below, (i) each LIBOR Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the LIBOR Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)                                 (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws and (ii) accrued and unpaid interest on past due amounts shall be due and payable upon demand.

(c)                                  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.7                                      Fees.

(a)                                  Facility Fee.  The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Commitment Percentage, a facility fee in Dollars equal to the Applicable Rate times the actual daily amount of the Aggregate Commitments (or, if the Aggregate Commitments have been terminated, on the Total Outstanding Amount), regardless of usage.  The facility fee shall accrue at all times during the Availability Period (and thereafter so long as Loans remain outstanding), including at any time during which one or more of the conditions in Section 4 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date and on the last day of the Availability Period (and, if applicable, thereafter on demand).  The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)                                 Other Fees.

(i)                                     The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the applicable Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)                                  The Borrower shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Section 2.8                                      Computation of Interest and Fees.  All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day.

Section 2.9                                      Evidence of Debt.  The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent demonstrable error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of demonstrable error.  Upon the request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note which shall evidence such Lender’s Loans to the Borrower in addition to such accounts or records.  Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

Section 2.10                                Payments Generally; Administrative Agent’s Clawback.

(a)                                  All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its applicable Commitment Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)                                 If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c)                                  (i)                                     Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of LIBOR Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.2 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.2) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)                                  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it up to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

(d)                                 If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Borrower as provided in the foregoing provisions of this Section 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Section 4 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)                                  The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 8.7 are several and not joint.  The failure of any Lender to make any Loan or to make any payment under Section 8.7 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 8.7.

(f)                                    Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)                                 Notwithstanding the foregoing clause (a), if there exists a Defaulting Lender each payment by the Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 2.12(a)(ii).

Section 2.11                                Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)                                     if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                                  the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) any payment made to a Lender on its Maturity Date or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 2.12                                Defaulting Lenders.

(a)                                  Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)                                     Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 9.1.

(ii)                                  Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.9 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such

Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                               Certain Fees.

(A)                              Each Defaulting Lender shall be entitled to receive a Facility Fee for any period during which such Lender is a Defaulting Lender only to extent allocable to the outstanding principal amount of the Loans funded by it.

(B)                                With respect to any Facility Fee not required to be paid to any Defaulting Lender pursuant to clause (A) above, the Borrower shall not be required to pay the remaining amount of any such fee.

(b)                                 Defaulting Lender Cure.  If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.13                                Extension of Maturity Date.

(a)                                  Requests for Extension.  The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 45 days and not later than 35 days prior to the first anniversary of the Closing Date and/or the second anniversary of the Closing Date (each an “Anniversary Date”), request that each Lender extend such Lender’s then existing Maturity Date for one year.

(b)                                 Lender Elections to Extend.  Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not earlier than 30 days prior to the Anniversary Date and not later than the date (the “Notice Date”) that is 20 days prior to the Anniversary Date, advise the Administrative Agent whether or not such Lender agrees to such extension and each Lender that determines not to so extend its Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender.  The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(c)                                  Notification by Administrative Agent.  The Administrative Agent shall notify the Borrower of each Lender’s determination under this Section no later than the date 15 days prior to the Anniversary Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d)                                 Additional Commitment Lenders.  The Borrower shall have the right on or before the Anniversary Date to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Lender”) as provided in Section 3.6(b), each of which Additional Commitment Lenders shall have entered into a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which such Additional Commitment Lender shall, effective as of the Anniversary Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date).

(e)                                  Minimum Extension Requirement.  If (and only if) the total of the Commitments of the Lenders that have agreed so to extend their Maturity Date (each, an “Extending Lender”) and the additional Commitments of the Additional Commitment Lenders shall be more than 50% of the Aggregate Commitments in effect immediately prior to the Anniversary Date, then, effective as of the Anniversary Date, the Maturity Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date falling one year after the existing Maturity Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement.

(f)                                    Conditions to Effectiveness of Extensions.  Notwithstanding the foregoing, the extension of the Maturity Date pursuant to this Section shall not be effective with respect to any Lender unless:

(i)                                     no Default shall have occurred and be continuing on the date of such extension and after giving effect thereto;

(ii)                                  the representations and warranties contained in Section 5 and the other Credit Documents are true and correct in all material respects on and as of the date of such extension and after giving effect thereto, except that: (1) if a qualifier relating to materiality or Material Adverse Effect applies, then such representation or warranty shall be true and correct in all respects, (2) if any such representation or warranty specifically refers to an earlier date, then such representation or warranty shall be true and correct in all material respects as of such earlier date (except that if a qualifier relating to materiality or Material Adverse Effect applies, then such representation or warranty shall be true and correct in all respects as of such earlier date) and (3) for purposes of this Section 2.13, the representations and warranties contained in Section 5.9 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a)(i) and (ii), respectively, of Section 6.6; and

(iii)                               on the Maturity Date of each Non-Extending Lender, the Borrower shall prepay any Loans outstanding on such date (and pay any additional amounts required pursuant to Section 3.5) to the extent necessary to keep outstanding Loans ratable with any revised Commitment Percentages of the respective Lenders effective as of such date.

(g)                                 Conflicting Provisions.  This Section shall supersede any provisions in Section 2.11 or 9.1 to the contrary.

Section 2.14                                Increase in Commitments.

(a)                                  Request for Increase.  Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $100,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000 (unless the Administrative Agent agrees to a smaller amount), and (ii) the Borrower may make a maximum of three such requests.  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(b)                                 Lender Elections to Increase.  Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Commitment Percentage of such requested increase.  Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c)                                  Notification by Administrative Agent; Additional Lenders.  The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld or delayed), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d)                                 Increase Effective Date and Allocations.  If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the increase effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e)                                  Conditions to Effectiveness of Increase.  As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Section 5 and the other Credit Documents are true and correct in all material respects on and as of the Increase Effective Date, except that: (1) if a qualifier relating to materiality or Material Adverse Effect applies, then such representation or warranty shall be true and correct in all respects, (2) if any such representation or warranty specifically refers to an earlier date, then such representation or warranty shall be true and correct in all material respects as of such earlier date (except that if a qualifier relating to materiality or Material Adverse Effect applies, then such representation or warranty shall be true and correct in all respects as of such earlier date) and (3) for purposes of this Section 2.14, the representations and warranties contained in Section 5.9 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a)(i) and (ii), respectively, of Section 6.6, and (B) no Default exists or will result from such increase in the Commitments.  The Borrower shall prepay (nonratably, to the extent necessary) any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.5) to the extent necessary to keep the outstanding Loans ratable with any revised Commitment Percentages arising from any nonratable increase in the Commitments under this Section.

(f)                                    Conflicting Provisions.  This Section shall supersede any provisions in Section 2.11 or 9.1 to the contrary.

SECTION 3 - TAXES, YIELD PROTECTION AND ILLEGALITY.

Section 3.1                                      Taxes.

(a)                                  Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law.  If any applicable Law (as determined in the good faith discretion of the Administrative Agent) requires the deduction or withholding of any Tax from any such payment by the Borrower or the Administrative Agent, then the Borrower or the Administrative Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)                                 Payment of Other Taxes by the Borrower.  The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)                                  Indemnification by the Borrower.  The Borrower shall indemnify each Recipient, within fifteen (15) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent demonstrable error.

(d)                                 Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.7(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent demonstrable error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (d).

(e)                                  Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.1, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)                                    Status of Lenders.

(i)                                     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.1(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A)                              Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;

(B)                                any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)                                  in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                                  executed originals of IRS Form W-8ECI;

(3)                                  in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)                                  to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)                                any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Credit Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative

Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)                                 Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.1 or Section 3.4(a)(ii) (including by the payment of additional amounts pursuant to this Section 3.1 or Section 3.4(a)(ii)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section or Section 3.4(a)(ii) with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)                                 Survival.  Each party’s obligations under this Section 3.1 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

Section 3.2                                      Illegality.  If any Lender determines that any change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Rate Loans, or to determine or charge interest rates based upon the LIBOR Rate (including Base Rate Loans as to which the interest rate is determined with reference to LIBOR), or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue LIBOR Rate Loans or to convert Base Rate Loans to LIBOR Rate Loans shall be suspended, and all calculations of the Base Rate with respect to such Lender shall be made without reference to LIBOR, until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative

Agent), prepay or, if applicable, convert all such LIBOR Rate Loans of such Lender to Base Rate Loans as to which the interest rate is not determined by reference to LIBOR, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Loans.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.  Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 3.3                                      Inability to Determine Rates.  If the Administrative Agent and the Required Lenders determine that for any reason in connection with any request for a LIBOR Rate Loan or a conversion to or continuation thereof that (i) deposits are not being offered to banks in the applicable offshore interbank market for the applicable amount and Interest Period of such Loan, (ii) adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or (iii) the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loans, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or continue LIBOR Rate Loans or to convert Base Rate Loans to LIBOR Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans as to which the interest rate is not determined by reference to LIBOR in the amount specified therein.

Section 3.4                                      Increased Costs Generally.

(a)                                  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate);

(ii)                                  subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)                               impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or other Recipient, the Borrower shall promptly pay to any such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time upon written request of such Lender the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)                                  Certificates for Reimbursement.  A certificate of a Lender or such other Recipient setting forth the amount or amounts necessary to compensate such Lender, such other Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent demonstrable error.  The Borrower shall pay such Lender or such other Recipient, as the case may be, the amount shown as due on any such certificate within fifteen (15) Business Days after receipt thereof.

(d)                                 Delay in Requests.  Failure or delay on the part of any Lender or such other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender or any other Recipient pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or such other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.5                                      Compensation for Losses.  On or prior to the fifteenth (15th) Business Day after the Borrower’s receipt of a written demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)                                  any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)                                 any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)                                  any assignment of a LIBOR Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.6(b);

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.  The amount of such loss or expense shall be determined, in the applicable Lender’s reasonable discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical.  The Borrower shall not be required to compensate a Lender pursuant to this Section 3.5 for any amounts incurred or arising hereunder more than 180 days prior to the date that such Lender notifies the Borrower of the event(s) giving rise to such amounts and of such Lender’s intention to claim compensation therefor.  The applicable Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under this Section 3.5.  Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of demonstrable error.

Section 3.6                                      Mitigation Obligations; Replacement of Lenders.

(a)                                  Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.4, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, then such Lender shall, at the request of the Borrower, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.4 or Section 3.1, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the Issuing Lender, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 Replacement of Lenders.  If any Lender requests compensation under Section 3.4, or if the Borrower is required to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.6(a), or if any Lender is a Defaulting Lender, a Non-Consenting Lender or a Non-Extending Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.7), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.4 or Section 3.1) and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)                                     the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.7;

(ii)                                  such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)                               in the case of any such assignment resulting from a claim for compensation under Section 3.4 or payments required to be made pursuant to Section 3.1, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)                              such assignment does not conflict with applicable Law; and

(v)                                 in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 3.7                                      Survival.  All of the Borrower’s obligations under this Section 3 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

SECTION 4 - CONDITIONS PRECEDENT.

Section 4.1                                      Conditions to Closing and Initial Loans.  The obligation of the Lenders to close this Agreement and to make its Loans is subject to the satisfaction of each of the following conditions:

(a)                                  Documentation.  The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent and each Lender, each of the following, duly executed and acknowledged where appropriate by all parties thereto:

(i)                                     this Agreement;

(ii)                                  a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)                               the opinion of Sidley Austin LLP, legal counsel to the Borrower;

(iv)                              copies of the Organization Documents and resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of the Credit Documents, certified by the Secretary or Assistant Secretary of the Borrower;

(v)                                 specimen signatures of the persons authorized to execute Credit Documents on the Borrower’s behalf, certified by the Secretary or Assistant Secretary of the Borrower; and

(vi)                              such other documents as the Administrative Agent or the Required Lenders may reasonably require.

(b)                                 Notice of Borrowing.  The Administrative Agent shall have received a Notice of Borrowing from the Borrower in accordance with Section 2.2(a) and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made on or after the Closing Date are to be disbursed.

(c)                                  Financial Statements.  The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, (A) the audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal years ended 2008, 2009 and 2010 and (B) unaudited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarter ended September 30, 2011.

(d)                                 PATRIOT Act; Etc.  The Borrower shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent in order to comply with requirements of the PATRIOT Act, applicable “know your customer” and anti-money laundering rules and regulations.

(e)                                  Pay-Off of Certain Existing Debt.  All existing Debt of the Borrower and its Subsidiaries under the Existing Agreement shall be repaid in full and terminated, all guaranties therefor, if any, and all collateral security, if any, therefor shall be released, and the Administrative Agent shall have received a pay-off letter in form and substance satisfactory to it evidencing such repayment, termination and release.

(f)                                    Fees.  Any fees required to be paid on or before the Closing Date shall have been paid.

(g)                                 Legal Expenses.  Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable fees and expenses due the Administrative Agent’s counsel as of the date hereof.

The Administrative Agent shall promptly notify the Lenders that the Closing Date has occurred.

Section 4.2                                      All Borrowings.  At the time of each Borrowing hereunder:

(a)                                  The Administrative Agent shall have received the notice required by Section 2.2;

(b)                                 Each of the representations and warranties of the Borrower set forth in Section 5 shall be and remain true and correct in all material respects on and as of the date of such Borrowing, with the same effect as though such representations and warranties had been made on and as of each such date, except that (i) if a qualifier relating to materiality or Material Adverse Effect applies, then such representation or warranty shall be required to be true and correct in all respects, (ii) if such representation or warranty specifically refers to an earlier date, then such representation or warranty shall be true and correct in all material respects as of such earlier date (except that if a qualifier relating to materiality or Material Adverse Effect applies, then such representation or warranty shall be required to be true and correct in all respects as of such earlier date) and (iii) for purposes of this Section 4.2(b), the representations and warranties contained in Section 5.9 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a)(i) and (ii), respectively, of Section 6.6; and

(c)                                  No Default or Event of Default shall have occurred and be continuing or would occur as a result of such Borrowing.  Each request for a Borrowing shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing, conversion or continuance as to the facts specified in subsections (b) and (c) of this Section 4.2.

SECTION 5 - REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to each Lender and the Administrative Agent as follows:

Section 5.1                                      Organization.

(a)                                  The Borrower and each of its Material Subsidiaries (i) is duly organized and existing and in good standing under the Laws of the jurisdiction of its organization, (ii) has all necessary power to own the Property and assets it uses in its business and otherwise to carry on its present business and the business it currently proposes to transact and (iii) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary and in which the failure to be so licensed or qualified would have a Material Adverse Effect.

(b)                                 As of the Closing Date, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule 5.1.

Section 5.2                                      Corporate Power and Authority.  The Borrower has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents.  The Borrower has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

Section 5.3                                      No Violation.  Neither the execution, delivery or performance by the Borrower of the Credit Documents to which it is a party nor compliance by it with the terms and provisions thereof, will (i) contravene any applicable provision of any Law, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries under the terms of any Contractual Obligation to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) violate any provision of the Articles of Incorporation or By-Laws or corresponding organizational documents of the Borrower or any of its Subsidiaries.

Section 5.4                                      Governmental Authorization.  No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority which has not been obtained or given is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of any Credit Document.

Section 5.5                                      Litigation.  As of the Closing Date, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened, involving the Borrower or any of its Subsidiaries (i) that are likely to have a Material Adverse Effect or (ii) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Lenders or on the ability of the Borrower to perform its obligations to the Lenders under this Agreement.

Section 5.6                                      Use of Proceeds; Margin Regulations.

(a)                                  The proceeds of all Loans shall be used (i) to pay fees and expenses incurred in connection with this Agreement, (ii) to repay Debt under the Existing Agreement and (iii) working capital, capital expenditures and other lawful corporate purposes.

(b)                                 No proceeds of any Loan will be used to purchase or carry any “margin stock” (as defined in Regulation U of the FRB) or to extend credit for the purpose of purchasing or carrying any “margin stock.”

(c)                                  Notwithstanding any of the foregoing, no proceeds of any Loan will be used to finance, fund or complete any hostile acquisition of any Person.

Section 5.7                                      Investment Company Act.  Neither the Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.8                                      True and Complete Disclosure.  All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower or its Subsidiaries to the Administrative Agent or any Lender (including, without limitation, all information contained herein) in connection with this agreement or any transaction contemplated herein is, and all other such factual information hereafter furnished by or on behalf of any such Persons in writing to the Administrative Agent or any Lender will be, in each case when taken together, true and accurate in all material respects on the date of such information and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

Section 5.9                                      Financial Statements.  The audited consolidated financial statements of the Borrower as at December 31, 2010 and the unaudited consolidated financial statements of the Borrower for the nine month period ended September 30, 2011, copies of which have been delivered to the Lenders, in each case (i) have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and (ii) fairly present on a consolidated basis the financial position of the Borrower and its Subsidiaries, as of the dates thereof, and the results of operations for the periods covered thereby.  The Borrower and its Subsidiaries have no material contingent liabilities other than those disclosed in the financial statements referred to in this Section 5.9 or in any supplemental report already furnished to the Lenders in writing.  With respect to any representation and warranty which is deemed to be made after the date hereof by the Borrower this representation shall be deemed to refer to the financial statements most recently delivered by the Borrower to the Lenders.

Section 5.10                                No Material Adverse Change.  As of the Closing Date, no event has occurred which had a Material Adverse Effect since December 31, 2010.

Section 5.11                                Labor Controversies.  There are no labor controversies pending or, to the best knowledge of the Borrower or its Subsidiaries, threatened against the Borrower or any of its Subsidiaries that can reasonably be foreseen to threaten a Material Adverse Effect.

Section 5.12                                Taxes.  The Borrower and its Subsidiaries have filed all federal tax returns and all other material tax returns required to be filed and have paid all taxes due, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been provided.  No tax liens have been filed and no claims are being asserted for taxes, which liens or claims could reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Borrower and its Subsidiaries for taxes and other governmental charges are adequate.

Section 5.13                                ERISA Compliance.

(a)                                  Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification.  The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Sections 412, 430 or 431 of the Code except where a failure to make a required contribution could not reasonably be expected to have a Material Adverse Effect.  No application for a funding waiver or an extension of any amortization period pursuant to Sections 412, 430 or 431 of the Code has been made with respect to any Plan.

(b)                                 There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                                  (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained, (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (v) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (vi) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, which individually under clauses (i) through (vi), or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Section 5.14                                Intellectual Property.  The Borrower and its Subsidiaries own or hold a valid license to use all the material patents, trademarks, permits, service marks, trade names, technology, know-how and formulas or other rights related to the foregoing, free of any burdensome restrictions, that are used in the operation of the business of the Borrower or of its Subsidiaries as presently conducted and as proposed to be conducted as determined by the Borrower and its Subsidiaries in their reasonable judgment, except for such intellectual property or burdensome restrictions which are not likely to individually or in the aggregate, have a Material Adverse Effect.

Section 5.15                                Compliance with Statutes, Etc.  The Borrower and its Subsidiaries are in compliance with all applicable Laws imposed by all Governmental Authorities in respect of the conduct of its business and the ownership of its Property, except such non-compliance as is not likely to, individually or in the aggregate, have a Material Adverse Effect.

Section 5.16                                Environmental Matters.

(a)                                  The Borrower and its Subsidiaries have complied with, and on the date of each Borrowing are in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws except to the extent such noncompliance is not likely to have a Material Adverse Effect.  As of the Closing Date, there are no pending or, to the best knowledge of the Borrower and its Subsidiaries, past or threatened Environmental Claims against the Borrower or its Subsidiaries of any real property owned or operated by the Borrower or its Subsidiaries that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.  As of the Closing Date, there are no conditions or occurrences on any real property owned or operated by the Borrower or its Subsidiaries or, to the best knowledge of the Borrower and its Subsidiaries, on any property adjoining or in the vicinity of any such real property that would reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or its Subsidiaries or any such real property that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect or (ii) to cause any such real property to be subject to any restrictions on the ownership, occupancy, use or transferability of such real property by the Borrower or its Subsidiaries under any applicable Environmental Law which restrictions are likely to have a Material Adverse Effect.

(b)                                 Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any real property owned or operated by the Borrower or its Subsidiaries in a manner that has violated or would reasonably be expected to violate any Environmental Law except such violations as are not likely, individually or in the aggregate, to have a Material Adverse Effect.  Hazardous Materials have not at any time been released on or from any real property located in the United States owned or operated by the Borrower or any of its Subsidiaries except such releases as are not likely, individually or in the aggregate, to have a Material Adverse Effect.  To the best of the Borrower’s knowledge, there are not as of the Closing Date any underground storage tanks located on any real property located in the United States owned or operated by the Borrower or its Subsidiaries.

Section 5.17                                Existing Debt.  Schedule 5.17 contains a complete list of (a) all Debt of the Borrower and its Subsidiaries as of December 31, 2011 and (b) all other Debt incurred by the Borrower or any of its Subsidiaries between December 31, 2011 and the Closing Date, other than, in the case of clauses (a) and (b), the Obligations hereunder and under the Existing Agreement and, in the case of clause (b), Debt incurred by the Borrower or any of its Subsidiaries which does not exceed an aggregate principal amount, for all such Debt for all such Persons, of $25,000,000.

Section 5.18                                Anti-Terrorism; Anti-Money Laundering.  Neither the Borrower nor any of its Subsidiaries (a) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (b) is in violation of (i) the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or (iii) the PATRIOT Act or (c) is a Sanctioned Person.  No part of the proceeds of any Borrowing hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

Section 5.19                                No Burdensome Restrictions; Compliance with Agreements.  Neither the Borrower nor any of its Subsidiaries is party or subject to any law, regulation, rule or order, or any Contractual Obligation that (individually or in the aggregate) has or reasonably could be foreseen to have a Material Adverse Effect.

SECTION 6 - COVENANTS.

The Borrower covenants and agrees that, so long as any Loan is outstanding or any Commitment is available to or in use by the Borrower hereunder, except to the extent compliance in any case is waived in writing by the Required Lenders:

Section 6.1                                      Existence.  The Borrower will, and will cause each of its Subsidiaries to, preserve and maintain its existence, subject to the provisions of Section 6.11.

Section 6.2                                      Maintenance.  The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve and keep its plants, properties and equipment necessary to the proper conduct of its business in reasonably good repair, working order and condition and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such plants, properties and equipment are reasonably preserved and maintained; provided, however, that nothing in this Section 6.2 shall prevent the Borrower or any of its Subsidiaries from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of the Borrower or any such Subsidiary, as applicable, desirable in the conduct of its business or the business of its Subsidiary and not materially disadvantageous to the Lenders.

Section 6.3                                      Taxes.  The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge all taxes, rates, assessments, fees and governmental charges upon or against it or its properties before payment is delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith and by appropriate proceedings and appropriate reserves have been established in conformity with GAAP.

Section 6.4                                      ERISA.  The Borrower will, and will cause each of its Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any of its properties or assets and will promptly notify the Administrative Agent of any ERISA Event which could be reasonably be expected to have a Material Adverse Effect.

Section 6.5                                      Insurance.  The Borrower will, and will cause each of its Subsidiaries to, insure, and keep insured, all insurable Property and assets owned by it of a character usually insured by companies similarly situated and operating like Property or assets, to the extent usually insured (subject to self-insured retentions) by such similar companies.  The Borrower and each of its Subsidiaries will also insure employers’ and public and product liability risks.  The Borrower will, upon request of the Administrative Agent, furnish to the Administrative Agent a summary setting forth the nature and extent of the insurance maintained pursuant to this Section 6.5.

Section 6.6                                      Financial Reports and Other Information.

(a)                                  The Borrower and its Subsidiaries will maintain a system of accounting in accordance with GAAP and will furnish to the Administrative Agent such information about the business and financial condition of the Borrower and its Subsidiaries as the Administrative Agent may reasonably request; and, without any request, will furnish to the Administrative Agent and each Lender:

(i)                                     Within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statement of income and of cash flow for such fiscal quarter and for the portion of the fiscal year ended with the last day of such fiscal quarter, all of which shall be in reasonable detail and certified by the Executive Vice President or the Vice President-Treasurer of the Borrower that they fairly present the financial condition of the Borrower and its Subsidiaries (as applicable) as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated and that it has been prepared in accordance with the terms of this Agreement, subject to normal year-end audit adjustments.

(ii)                                  Within 120 days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statement of income and retained earnings and of cash flows for such fiscal year and setting forth consolidated comparative figures for the preceding fiscal year certified by PriceWaterhouseCoopers or another independent certified public accounting firm of recognized national standing, in each case to the effect that such statements fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes.

(iii)                               Promptly after the sending or filing thereof, copies of all financial statements and projections that the Borrower sends to its shareholders and copies of all filings and registrations with, and reports to, the SEC by the Borrower or any of its Subsidiaries.

(b)                                 Each financial statement furnished to the Administrative Agent pursuant to subsections (i) and (ii) of Section 6.6(a) shall be accompanied by (A) a written certificate signed by the Borrower’s Executive Vice President or Vice President-Treasurer to the effect that (i) no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same, and (ii) the representations and warranties contained in Section 5 are true and correct in all material respects as though made on the date of such certificate, except as otherwise described therein, and (B) a Compliance Certificate in the form of Exhibit B showing the Borrower’s compliance with the covenants set forth in Sections 6.14, 6.15 and 6.17, and attaching an updated Schedule 5.1 if any information pertaining thereto has changed since the previous Compliance Certificate was submitted.

(c)                                  Promptly after obtaining knowledge of any of the following, the Borrower shall provide the Administrative Agent with written notice in reasonable detail of:

(i)                                     any pending or threatened material Environmental Claim against the Borrower or any of its Subsidiaries or any real property owned or operated by the Borrower or any of its Subsidiaries;

(ii)                                  any condition or occurrence on any real property owned or operated by the Borrower or any of its Subsidiaries that (x) results in material noncompliance by the Borrower or any of its Subsidiaries with any Environmental Law or (y) could reasonably be anticipated to form the basis of a material Environmental Claim against the Borrower or any of its Subsidiaries or any such real property;

(iii)                               any condition or occurrence on any real property owned or operated by the Borrower or any of its Subsidiaries that could reasonably by anticipated to cause such real property to be subject to any material restrictions on the ownership, occupancy, use or transferability by the Borrower or its Subsidiary, as the case may be, of its interest in such real property under any Environmental Law; and

(iv)                              the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any real property owned or operated by the Borrower or any of its Subsidiaries.  For purposes of this Section 6.6(c), “material” shall refer to an event or circumstance that could reasonably be expected to result in losses, costs or liabilities (in excess of any cash escrow available to the Borrower), individually or in the aggregate, in excess of $5,000,000.

(d)                                 The Borrower will promptly (and in any event within one Business Day after an officer of the Borrower has knowledge thereof) give notice to the Administrative Agent of:

(i)                                     the occurrence of any Default or Event of Default;

(ii)                                  any default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries which is likely to have a Material Adverse Effect;

(iii)                               any litigation or governmental proceeding of the type described in clause (i) or (ii) of Section 5.5; and

(iv)                              any circumstance that has had a Material Adverse Effect.

Documents required to be delivered pursuant to this Section 6.6 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically to the Administrative Agent for distribution to the Lenders and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower delivers electronic copies thereof to the Administrative Agent , posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 9.2; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (x) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that delivers a written request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall deliver any documents delivered to it by the Borrower pursuant to Section 6.6 to the Lenders either electronically or by posting such documents on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.6(c) to the Administrative Agent.  Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 6.7                                      Lender Inspection Rights.  Upon reasonable notice from the Administrative Agent, the Borrower will permit the Administrative Agent (and such Persons as the Administrative Agent may designate, subject to Section 9.8) and any Lender during normal business hours to visit and inspect any of the properties of the Borrower and its Subsidiaries to examine all its respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its respective affairs, finances and accounts with its officers, employees and independent public accountants (and by this provision the Borrower authorizes such accountants to discuss with the Administrative Agent (and such Persons as the Administrative Agent may designate) and any Lender the finances and affairs of the Borrower and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested.

Section 6.8                                      Conduct of Business.  The Borrower and each of its Subsidiaries will not engage in any line of business outside the packaging industry other than a Permitted Receivables Transaction.

Section 6.9                                      Fiscal Years and Quarters.  The Borrower will, for reporting purposes, maintain for itself and its Subsidiaries a fiscal year that ends on December 31 of each year and fiscal quarters that end on March 31, June 30, September 30 and December 31 of each year.

Section 6.10                                Limitation on Certain Restrictions on Subsidiaries.  The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise permit to exist or become effective any Lien or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, or (b) make loans or advances to the Borrower or any Subsidiaries of the Borrower, except for such Liens or restrictions existing under or by reason of (i) applicable Law, (ii) this

Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business; and (v) customary provisions restricting distributions pursuant to any Permitted Receivables Transaction.

Section 6.11                                Mergers, Consolidations and Asset Sales.

(a)                                  The Borrower will not, and will not permit any of its Subsidiaries to, be a party to any merger or consolidation or engage in any Asset Sale of all or a “substantial part” of the consolidated assets (including assets consisting of stock) of the Borrower and its Subsidiaries, except for any such merger or consolidation (x) by any Subsidiary into or with the Borrower or into or with any Subsidiary, (y) by any Subsidiary provided the survivor is a Subsidiary or (z) by the Borrower provided the Borrower is the surviving corporation.  As used in this Section 6.11(a), an Asset Sale shall be deemed to be of a “substantial part” of the consolidated assets of the Borrower and its Subsidiaries if the book value of such assets (excluding accounts receivable transferred as part of a Permitted Receivables Transaction), when added to the book value of all such other assets (including assets consisting of stock) sold, leased, transferred or disposed of by the Borrower and its Subsidiaries during any fiscal year (other than inventory in the ordinary course of business) exceeds 10% of the book value of their consolidated assets (including assets consisting of stock) as of the date of the most recently ended fiscal year.

(b)                                 The Borrower will not permit any of its Subsidiaries to issue or sell any shares of stock of any class (including as “stock” for the purpose of this subsection any warrants, rights or options to purchase or otherwise acquire stock or other securities exchangeable for or convertible into stock) of such Subsidiary to any Person other than the Borrower or a Wholly-Owned Subsidiary of the Borrower, except for the purpose of qualifying directors, if the effect of such issuance of sale would be to dilute the voting rights or ownership interests of the Borrower in any such Subsidiary to fifty percent (50%) or less.

Section 6.12                                Use of Property and Facilities; Environmental, Health and Safety Laws.  The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all Environmental Laws applicable to or affecting the properties or business operations of the Borrower or its Subsidiaries except to the extent such noncompliance is not likely to have a Material Adverse Effect.

Section 6.13                                Liens.  The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind on any Property or asset of any kind of the Borrower or any Subsidiary of the Borrower, except the following (collectively, the “Permitted Liens”):

(a)                                  Liens arising in the ordinary course of business by operation of law in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits, pledges or other Liens in connection with bids, tenders, contracts or leases to which the Borrower or its Subsidiaries is a party or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not for Debt and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

(b)                                 mechanics’, worker’s, materialmen’s, landlords’, carriers’ or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) related to obligations not due or, if due, that are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

(c)                                  Liens for taxes or assessments or other government charges or levies not yet due or which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

(d)                                 Liens arising out of judgments or awards against the Borrower or any of its Subsidiaries, or in connection with surety or appeal bonds in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or which the Borrower or such Subsidiary shall be prosecuting an appeal or proceeding for review, and for which it shall have obtained a stay of execution pending such appeal or proceeding for review; provided that the aggregate amount of liabilities (including interest and penalties, if any but excluding any liabilities covered by insurance) of the Borrower and its Subsidiaries secured by such Liens shall not exceed $15,000,000 at any one time outstanding;

(e)                                  easements, rights-of-way, restrictions and other similar encumbrances on real property incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(f)                                    any interest or title of a lessor under any operating lease entered into by the Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

(g)                                 Liens in favor of depository and collection banks and other regulated financial institutions consisting of statutory or contractual setoff rights with respect to deposit accounts or securities accounts of the Borrower or any Subsidiary thereof maintained with such bank or financial institution to secure payment of customary maintenance fees or other administrative charges associated with such accounts so long as such Liens do not secure Indebtedness and are incurred in the ordinary course of business or that are being contested in good faith by appropriate proceedings;

(h)                                 Liens upon any Property acquired by the Borrower or any of its Subsidiaries (A) to secure the payment of all or any part of the purchase price of such Property upon its acquisition, (B) to secure Debt issued, assumed or guaranteed by the Borrower or such Subsidiary before, at the time of, or within 90 days after the acquisition of such Property, which Debt financed all or any part of the purchase price of such Property, (C) to secure capitalized lease obligations or (D) to secure commercial letters of credit issued to pay part or all of the purchase price of such Property; provided that in each case such Lien applies only to the Property that was so acquired or purchased, such Debt is incurred in connection with such acquisition or purchase and such Debt does not exceed the purchase price of such Property;

(i)                                     Liens on Property existing at the time such Property is acquired by the Borrower or any Subsidiary of the Borrower and not created in contemplation of such acquisition and Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower, provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary;

(j)                                     Liens on Receivables and other property referred to in clause (b) of the definition of, and in connection with, a Permitted Receivables Transaction; and

(k)                                  Liens securing Debt described on Schedule 5.17 hereto and other Indebtedness not to exceed in the aggregate 15% of Consolidated Net Worth at any time outstanding.

Nothing contained in subsections (a) through (k) of this Section 6.13 shall be deemed to permit a pledge of the stock (or other equity interests) of the Borrower or any of its Subsidiaries.

Section 6.14                                Debt.  The Borrower will not, and will not permit any of its Subsidiaries to, contract, assume or suffer to exist any Debt, except:

(a)                                  Debt under this Agreement;

(b)                                 Debt in existence on the Closing Date; and

(c)                                  other Debt; provided that at the time such other Debt is incurred and after giving effect to the incurrence of such other Debt (i) the Borrower is in pro forma compliance with Section 6.17 hereof and (ii) the Debt of Subsidiaries of the Borrower (excluding Debt owing to the Borrower or other Subsidiaries of the Borrower) does not exceed 30% of Consolidated Net Worth.

Section 6.15                                Advances, Acquisitions, Investments and Loans.  The Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock of any class of, or any partnership, joint venture or other equity interest in or obligations of, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, except:

(a)                                  investments in Cash Equivalents;

(b)                                 receivables owing to the Borrower or its Subsidiaries created or acquired in the ordinary course of business and payable on customary trade terms of the Borrower or such Subsidiary;

(c)                                  investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(d)                                 advances, loans and investments in existence on the Closing Date (all such advances, loans and investments by the Borrower or any of its Subsidiaries in existence on the Closing Date in excess of $10,000,000 individually are reflected on Schedule 6.15 hereto, other than any such advance, loan or investment that would be permitted by any of clauses (a) through (c) or (e) through (j) of this Section 6.15);

(e)                                  deposits made in the ordinary course of business consistent with past practices;

(f)                                    financing provided by the Borrower and its Subsidiaries to their customers in the ordinary course of business;

(g)                                 intercompany loans, contributions to capital and advances to any of its Subsidiaries; and any Subsidiaries of the Borrower may make intercompany loans, contributions to capital and advances to the Borrower;

(h)                                 loans and advances by the Borrower and its Subsidiaries to directors, officers and employees of the Borrower and its Subsidiaries for moving and travel expenses and other similar expenses, in each case incurred in the ordinary course of business, in an aggregate outstanding principal amount not to exceed $15,000,000 at any time;

(i)                                 purchases or acquisitions of stock or partnership interests, joint venture interests or other equity interests in any Person who after such purchase or other acquisition becomes a Subsidiary;

(j)                                     loans, advances and investments in connection with a Permitted Receivables Transaction; and

(k)                                  other purchases, advances, loans and investments with respect to Persons who are not (or as a result of such investment do not become) a Subsidiary not to exceed, in the aggregate, twelve and one-half percent (12.5%) of the Consolidated Net Worth at any time outstanding.

Section 6.16                                Dividends and Other Shareholder Distributions.  The Borrower shall not during the occurrence and continuation of any Default or Event of Default:

(a)                                  declare or pay any dividends or make any distribution of any kind on its outstanding capital stock, or set aside any sum for any such purpose; or

(b)                                 purchase, redeem, retire or otherwise acquire, directly or indirectly, or make any sinking fund payments for, any shares of any class of stock of the Borrower or any Subsidiary of the Borrower now or hereafter outstanding or set apart any sum for any such purpose.

Section 6.17                                Leverage.  The Borrower will at all times maintain a Consolidated Leverage Ratio of not more than 0.55 to 1.00.

Section 6.18                                Transactions with Affiliates.  Except as otherwise expressly permitted by the terms of this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any material transaction or arrangement with any Affiliate of the Borrower or such Subsidiary which is not itself a Subsidiary, including without limitation, the purchase from, sale to or exchange of Property with, any merger or consolidation with or into, or the rendering of any service by or for, any such Affiliate, except

(i)                                     in the ordinary course of and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm’s-length transaction with a Person other than an Affiliate;

(ii)                                  the Permitted Receivables Transaction; and

(iii)                               transactions and arrangements permitted under the terms of Section 6.11 or 6.15 provided the Board of Directors of the Borrower have determined that such transaction or arrangement is in the best interest of the Borrower.

Section 6.19                                Compliance with Laws.  Without limiting any of the other covenants of the Borrower in this Section 6, the Borrower will, and will cause its Subsidiaries to, conduct their business, and otherwise be, in compliance with all applicable Laws and orders of any governmental or judicial authorities; provided, however, that this Section 6.19 shall not require the Borrower or any of its Subsidiaries to comply with any such law, regulation, ordinance or order if (x) it shall be contesting such Law or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or (y) the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

Section 6.20                                Take or Pay Contracts.  The Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement (i) by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it and (ii) could reasonably be expected to have a Material Adverse Effect.

Section 6.21                                Inconsistent Agreements.  The Borrower will not enter into any Contractual Obligation if compliance by the Borrower with the terms and provisions thereof, consummation of the transactions contemplated therein, or application or operation of any term, covenant, condition or other provision thereof would (i) result in a Default or Event of Default or (ii) violate any provision of the Organization Documents of the Borrower or any of its Subsidiaries.

SECTION 7 - EVENTS OF DEFAULT AND REMEDIES.

Section 7.1                                      Events of Default.  Any one or more of the following shall constitute an Event of Default:

(a)                                  default (x) in the payment when due of the principal amount of any Loan or (y) for a period of three (3) days in the payment when due of any other Obligation constituting a payment obligation not mentioned in clause (x);

(b)                                 default by the Borrower or any of its Subsidiaries in the observance or performance of any covenant set forth in Section 6.10, 6.11, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19, 6.20 or 6.21;

(c)                                  default by the Borrower or any Subsidiary in the observance or performance of any provision hereof not mentioned in (a) or (b) above, which is not remedied within thirty (30) days after notice thereof to the Borrower by the Administrative Agent;

(d)                                 any representation or warranty made herein by the Borrower or any Subsidiary, or in any statement or certificate furnished pursuant hereto, proves untrue in any material respect as of the date of the issuance or making, or deemed making or issuance, thereof;

(e)                                  (x) default by the Borrower or any Subsidiary occurs in the payment when due of Indebtedness in an aggregate principal amount in excess of $15,000,000, (y) default by the Borrower or any Subsidiary occurs in the payment when due with respect to a Hedge Agreement the Hedge Termination Value of which is in excess of $15,000,000 or (z) a default by the Borrower or any Subsidiary or other circumstance occurs under any Contractual Obligation under which any Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount in excess of $15,000,000 is issued or created, and such default or other circumstance continues for a period of time sufficient to permit the holder or beneficiary of such Indebtedness, or a trustee therefor, to cause the acceleration of the maturity of any such Indebtedness or any mandatory unscheduled prepayment, purchase, or other early funding thereof;

(f)                                    the Borrower or any Material Subsidiary (i) does not pay, or admits its inability to pay, its debts generally as they become due, (ii) makes an assignment for the benefit of creditors, (iii) applies for, seeks, consents to, or acquiesces in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (iv) institutes any proceeding seeking to have entered against it an order for relief under any Debtor Relief Law or fails to file an answer or other pleading denying the material allegations of any such proceeding filed against it,

(v) takes any corporate action in furtherance of any matter described in clauses (i) through (iv) above, or (vi) fails to contest in good faith any appointment or proceeding described in Section 7.1(g);

(g)                                 a custodian, receiver, trustee, examiner, liquidator or similar official is appointed for the Borrower or any Material Subsidiary or any substantial part of any of their respective Property, or a proceeding described in Section 7.1(f)(iv) is instituted against the Borrower or any such Subsidiary of the Borrower, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days;

(h)                                 the Borrower or any Subsidiary of the Borrower fails within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of, in the aggregate, $15,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution;

(i)                                     (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount which could reasonably be expected to have a Material Adverse Effect, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $15,000,000;

(j)                                     (i) the Borrower or any Person acting on behalf of the Borrower, or any Governmental Authority challenges the validity of any Credit Document or the Borrower’s obligations thereunder or (ii) any Credit Document ceases to be in full force and effect or ceases to give the Administrative Agent and Lenders the material Liens, rights, and powers purported to be granted in their favor thereby; or

(k)                                  a Change of Control Event occurs.

Section 7.2                                      Non-Bankruptcy Defaults.  When any Event of Default other than those described in subsections (f) or (g) of Section 7.1 has occurred and is continuing, the Administrative Agent shall, by notice to the Borrower: (a) if so directed by the Required Lenders, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof) and (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind.  The Administrative Agent, after giving notice to the Borrower pursuant to Section 7.1(c) or this Section 7.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

Section 7.3                                      Bankruptcy Defaults.  When any Event of Default described in subsections (f) or (g) of Section 7.1 has occurred and is continuing, then all outstanding Loans shall immediately become due and payable together with all other amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, and all obligations of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate.

Section 7.4                                      Notice of Default.  The Administrative Agent shall give notice to the Borrower under Section 7.1(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

SECTION 8 - ADMINISTRATIVE AGENT.

Section 8.1                                      Appointment and Authorization of Administrative Agent.  Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Credit Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 8.2                                      Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact, including, such sub-agents as shall be deemed necessary by the Administrative Agent, and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agent, sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.  Any such agent, sub-agent or other Person retained or employed pursuant to this Section 8.2 shall have all the benefits and immunities provided to the Administrative Agent in this Section 8 with respect to any acts taken or omissions suffered by such Person in connection herewith or therewith, as fully as if the term “Administrative Agent” as used in this Section 8 and in the definition of “Agent Party” included such additional Persons with respect to such acts or omissions.

Section 8.3                                      Liability of Administrative Agent.  No Agent Party shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by the Borrower or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or for any failure of the Borrower or any other party to any Credit Document to perform its obligations hereunder or thereunder.  No Agent Party shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of the Borrower or any Affiliate thereof.

Section 8.4                                      Reliance by Administrative Agent.

(a)                                  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b)                                 For purposes of determining compliance with the conditions specified in Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 8.5                                      Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice.  The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Section 7; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

Section 8.6                                      Credit Decision; Disclosure of Information by Administrative Agent.  Each Lender acknowledges that no Agent Party has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent Party to any Lender as to any matter, including whether Agent Parties have disclosed material information in their possession.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, or any other Lender or any of their Related Parties and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Borrower or any of its Affiliates which may come into the possession of any Agent Party.

Section 8.7                                      Indemnification of Administrative Agent.  Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent Party (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata in accordance with their Commitment Percentages, and hold harmless each Agent Party from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent Party of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent Party’s own gross negligence or willful misconduct, provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section; provided, further, that such indemnified liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement, as the case may be, was incurred by or asserted against such Agent Party acting for the Administrative Agent in connection with such capacity.  Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any reasonable and documented costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower.  The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

Section 8.8                                      Administrative Agent in its Individual Capacity.  Wells Fargo and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and any of its Affiliates as though Wells Fargo were not the Administrative Agent hereunder and without notice to or consent of the Lenders.  The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding the Borrower or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.  With respect to its Loans, Wells Fargo shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” include Wells Fargo in its individual capacity.

Section 8.9                                      Successor Administrative Agent.  The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders and the Borrower.  If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed).  If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders.  Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent, the retiring Administrative Agent’s appointment, powers and duties as

Administrative Agent shall be terminated.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 8 and Sections 9.4 and 9.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.  If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

Section 8.10                                Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                  to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.7 and 9.4) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.7 and 9.4.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 8.11                                Other Agents; Arrangers and Managers.  None of the Lenders or other Persons identified on the facing page or signature pages of this agreement as a “syndication agent,” “co-syndication agent,” “documentation agent,” “co-documentation agent,” “co-agent,” “book manager,” “bookrunner,” “joint bookrunner,” “lead manager,” “arranger,” “lead arranger,” “joint lead arranger” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this agreement other than, in the case of such Lenders, those applicable to all Lenders as such.  Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this agreement or in taking or not taking action hereunder.

SECTION 9 - MISCELLANEOUS.

Section 9.1                                      Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Credit Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)                                  waive any condition set forth in Section 4.1(a) without the written consent of each Lender;

(b)                                 extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 7.2) without the written consent of such Lender;

(c)                                  postpone any date fixed by this Agreement or any other Credit Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Credit Document without the written consent of each Lender directly affected thereby;

(d)                                 reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (ii) of the second proviso to this Section 9.1) any fees or other amounts payable hereunder or under any other Credit Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (x) to amend the definition of “Default Rate” or to waive, suspend or terminate any obligation of the Borrower to pay interest at the Default Rate or (y) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

(e)                                  change Section 2.11 in a manner that would alter the sharing of payments required thereby without the written consent of each Lender; or

(f)                                    change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Credit Document and (ii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that no Commitment of such Lender may be increased or extended without the consent of such Lender.

Section 9.2                                      Notices and Other Communications; Facsimile Copies.

(a)                                  General.  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission).  All such written notices shall be mailed certified or registered mail, faxed or delivered by hand or by overnight courier service to the applicable address, facsimile number or (subject to subsection (c) below)

electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                                     if to the Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 9.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii)                                  if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower and the Administrative Agent.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)                                 Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor or, in the case of the Administrative Agent (and any sub-agent thereof) and the Agent Parties only, the administration of this Agreement and the other Credit Documents.

(c)                                  The Platform.  SYNDTRAK OR ANOTHER SIMILAR ELECTRONIC SYSTEM (THE “PLATFORM”) IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE MATERIALS AND/OR INFORMATION PROVIDED BY OR ON BEHALF OF THE BORROWER HEREUNDER (COLLECTIVELY, “BORROWER MATERIALS”) OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the

Agent Parties have any liability to the Borrower, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses result from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)                                 Effectiveness of Facsimile Documents and Signatures.  Credit Documents may be transmitted and/or signed by facsimile.  The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on the Borrower, the Administrative Agent and the Lenders.  The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(e)                                  Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Notices) purportedly given by or on behalf of the Borrower even if

(i)                                     such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or

(ii)                                  the terms thereof, as understood by the recipient, varied from any confirmation thereof.

The Borrower shall indemnify each Agent Party and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower, except to the extent any such losses, costs, expenses or liabilities resulted from the gross negligence or willful misconduct of such Person.  All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 9.3                                      No Waiver; Cumulative Remedies.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 9.4                                      Attorney Costs, Expenses and Taxes.  The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Credit Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Credit Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs.  The foregoing costs and expenses shall include any search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender.  All amounts due under this Section 9.4 shall be payable within ten Business Days after demand therefor.  The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

Section 9.5                                      Indemnification.  The Borrower shall indemnify and hold harmless the Administrative Agent, each Lender and each Related Party of any of the foregoing Persons (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Credit Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Credit Documents, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any Subsidiary, or any Environmental Claim related in any way to the Borrower or any Subsidiary, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (i) resulted from the gross negligence or willful misconduct of such Indemnitee or such Indemnitee’s breach in bad faith of its obligations hereunder or under any other Credit Document or (ii) are subject to reimbursement, indemnity or payment under another provision of this Agreement.  The Borrower shall not have any reimbursement obligation in respect of any legal or other expenses (including Attorney Costs) incurred in connection with investigating or defending against any of the foregoing if the same is due to any event described in clause (i) of the final proviso of the immediately preceding sentence.  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through SyndTrak or other similar information transmission systems in connection with this Agreement except to the extent such liabilities resulted from the gross negligence of willful misconduct of such Indemnitee, nor shall any Indemnitee have any liability for any indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages) relating to this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date).  All amounts due under this Section 9.5 shall be payable within ten Business Days after demand therefor.  The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 9.6                                      Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Overnight Rate from time to time in effect.

Section 9.7             Successors and Assigns.

(a)           Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, and (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment (which for this purpose includes Loans outstanding thereunder)); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)          in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)           in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; provided, further, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)          Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)          the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B)           the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender.

(iv)          Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided that (A) only one such fee will be payable in connection with simultaneous assignments to two or more related Approved Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)           No Assignment to Certain Persons.  No such assignment shall be made to (A) the Borrower or any of the Borrower’s Subsidiaries or Affiliates or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)          No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

(vii)         Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Commitment Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this subsection, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.1, 3.4, 3.5, 9.4 and 9.5 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)           Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent demonstrable error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity and reimbursement obligations under Section 8.7 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 9.1 that affects such Participant.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.9 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.11 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent demonstrable error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)           Limitations Upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 3.1 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.1(f) as though it were a Lender.

(f)            Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)           Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.8             Confidentiality.  Each of the Administrative Agent and the Lenders agrees it will use its best efforts not to disclose and to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) is or becomes publicly available other than as a result of a breach of this Section or (y) is or becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower.  For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective business.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

Section 9.9             Set-off.  In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such prior notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations constituting a payment obligation owing to such Lender hereunder or under any other Credit Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Credit Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.12 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

Section 9.10           Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid to any Lender under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted for such Lender by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 9.11           Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.12           Integration.  This Agreement, together with the other Credit Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  In the event of any conflict between the provisions of this Agreement and those of any other Credit Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Credit Document shall not be deemed a conflict with this Agreement.  Each Credit Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 9.13           Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect with respect to the date as to which they were made as long as any Loan or any other Obligation constituting a payment obligation (other than contingent indemnity obligations) hereunder shall remain unpaid or unsatisfied.

Section 9.14           Severability.  If any provision of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.15           [Intentionally deleted.]

Section 9.16           Governing Law; Submission to Jurisdiction; Etc.

(a)           Governing Law. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (EXCEPT, AS TO ANY OTHER CREDIT DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           Submission to Jurisdiction.  EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           Waiver of Venue.  Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in subsection (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.2.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

Section 9.17           Waiver of Right to Trial by Jury.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 9.18           No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrower, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Document (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and each of the Arrangers is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor any Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or any Arranger has advised or is currently advising the Borrower or any of its Affiliates on other matters) and neither the Administrative Agent nor any Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Document; (iv) the Administrative Agent and each Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) neither the Administrative Agent nor any Arranger has provided nor will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and each Arranger with respect to any breach or alleged breach of agency or fiduciary duty.

Section 9.19           USA PATRIOT Act Notice.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the PATRIOT Act.

Section 9.20           Entire Agreement.  This Agreement and the other Credit Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

BORROWER:

APTARGROUP, INC.

By:	/s/ Robert W. Kuhn
Name: Robert W. Kuhn
Title: Executive Vice President and Chief Financial Officer

CREDIT AGREEMENT

Signature Page

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Beth Rue
Name: Beth Rue
Title: Director

CREDIT AGREEMENT

Signature Page

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Beth Rue
Name: Beth Rue
Title: Director

CREDIT AGREEMENT

Signature Page

BANK OF AMERICA, N.A.

By:	/s/ L. Dustin Vincent
Name: L. Dustin Vincent
Title: Managing Director

AptarGroup, Inc.

Credit Agreement

Signature Page

JPMORGAN CHASE BANK, N.A.

By:	/s/ Katie E. Oresar
Name: Katie E. Oresar
Title: Vice President

AptarGroup, Inc.

Credit Agreement

Signature Page

HSBC BANK USA, N.A.

By:	/s/ Jonathan Twichell
Name: Jonathan Twichell
Title: Vice President, Senior Relationship Manager

AptarGroup, Inc.

Credit Agreement

Signature Page

UNION BANK, N.A.

By:	/s/ Thomas Lass
Name: Thomas Lass
Title: Vice President

AptarGroup, Inc.

Credit Agreement

Signature Page

THE NORTHERN TRUST COMPANY

By:	/s/ Jeffrey P. Sullivan
Name: Jeffrey P. Sullivan
Title: Vice President

AptarGroup, Inc.

Credit Agreement

Signature Page

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Heidi Sandquist
Name: Heidi Sandquist
Title: Director

By:	/s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

AptarGroup, Inc.

Credit Agreement

Signature Page

MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD.

By:	/s/ Priscilla Hsing
Name: Priscilla Hsing
Title: VP & DGM

AptarGroup, Inc.

Credit Agreement

Signature Page

THE CHIBA BANK, LTD., NEW YORK BRANCH

By:	/s/ Yukihito Inamura
Name: Yukihito Inamura
Title: General Manager

AptarGroup, Inc.

Credit Agreement

Signature Page

EXHIBIT A

to

Credit Agreement

dated as of January 31, 2012

by and among

AptarGroup, Inc.,

as Borrower,

the Lenders referred to therein,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF BORROWING NOTICE

BORROWING NOTICE

Dated as of:                   , 20

Wells Fargo Bank, National Association,

as Administrative Agent

MAC D 1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention:  Syndication Agency Services

E-mail Address:  agencyservices.requests@wellsfargo.com

Ladies and Gentlemen:

This Borrowing Notice is delivered to you pursuant to Section 2.2 of the Credit Agreement dated as of January 31, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among AptarGroup, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The Borrower hereby requests:

☐  A Borrowing of Loans                  ☐  A conversion or continuation of [Base][LIBOR] Rate Loans

1.	On (a Business Day).

2.	In the amount of .

3.	[Comprised of] [As] [Base Rate Loans] — or — [LIBOR Rate Loans].

4.	In the case of a Borrowing of LIBOR Rate Loans, with an Interest Period of months.

The aggregate principal amount of all Loans outstanding as of the date hereof [(including the Loan(s) requested herein)] (1) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.  [All of the conditions applicable to the Borrowing requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Borrowing.](2)

[Signature Page Follows]

(1)  Include bracketed sentence except in the case of a conversion or continuation of Loans.

(2)  Include bracketed sentence except in the case of a conversion or continuation of Loans.

IN WITNESS WHEREOF, the undersigned has executed this Borrowing Notice as of the day and year first written above.

APTARGROUP, INC.

By:
Name:
Title:

EXHIBIT B

to

Credit Agreement

dated as of January 31, 2012

by and among

AptarGroup, Inc.,

as Borrower,

the Lenders referred to therein,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF COMPLIANCE CERTIFICATE

COMPLIANCE CERTIFICATE

Statement Date:                   , 20

To:          Wells Fargo Bank, National Association, as Administrative Agent

The undersigned, the                                     [(3)] of AptarGroup, Inc., a Delaware corporation (the “Borrower”), hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:

1.             This Compliance Certificate is delivered to you pursuant to Section 6.6(b) of the Credit Agreement dated as of January 31, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the lenders from time to time party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Use following paragraph 2 for fiscal year-end financial statements]

2.             Attached hereto as Schedule 1 (or otherwise available in the Borrower’s public filings with the Securities and Exchange Commission) are the year-end audited financial statements required by Section 6.6(a)(ii) of the Credit Agreement for the fiscal year of the Borrower and its Subsidiaries ended as of the above date, together with the certification of an independent certified public accountant required by such section.

[Use following paragraph 2 for fiscal quarter-end financial statements]

2.             Attached hereto as Schedule 1 (or otherwise available in the Borrower’s public filings with the Securities and Exchange Commission) are the unaudited financial statements required by Section 6.6(a)(i) of the Credit Agreement for the fiscal quarter of the Borrower and its Subsidiaries ended as of the above date.  Such consolidated financial statements fairly present the financial condition of the Borrower and its Subsidiaries (as applicable) as of their respective dates and the results of operations and changes in cash flows of the Borrower and its Subsidiaries for the respective periods then ended and have been prepared in accordance with the terms of the Credit Agreement, subject to normal year end audit adjustments.

3.             I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its Subsidiaries relevant to the delivery of this Compliance Certificate.  To the best of my knowledge, [no Default or Event of Default occurred during the period covered by the financial statements referred to in paragraph 2 above.] — or — [the following is a list of each Default and Event of Default that occurred during the period covered by the financial statements referred to in paragraph 2 above, a description thereof and the action the Borrower has taken, if any, to remedy the same:]

4.             Except as set forth below, the representations and warranties of the Borrower set forth in Section 5 of the Credit Agreement are true and correct in all material respects on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of

(3)  This Compliance Certificate should be signed by the Executive Vice President or Vice President-Treasurer of the Borrower.

each such date, except that (a) if a qualifier relating to materiality or Material Adverse Effect applies, then such representation or warranty is true and correct in all respects, (b) if such representation or warranty specifically refers to an earlier date, then such representation or warranty is true and correct in all material respects as of such earlier date (except that if a qualifier relating to materiality or Material Adverse Effect applies, then such representation or warranty is true and correct in all respects as of such earlier date), and (c) for purposes of this Compliance Certificate, the representations and warranties contained in Section 5.9 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a)(i) and (ii), respectively, of Section 6.6 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered:

[                                                                ](4)

5.             The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

6              [Schedule 5.1 of the Credit Agreement contains a true and complete list of all Subsidiaries of the Borrower as of the date of this Compliance Certificate.] — or — [Attached hereto is an updated Schedule 5.1 to the Credit Agreement which contains a true and complete list of all Subsidiaries of the Borrower as of the date of this Compliance Certificate.]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of                               ,                 .

APTARGROUP, INC.

By:
Name:
Title:

(4)  Include description of any representations and warranties that are not true and correct as of the date hereof.

Schedule 1

to

Compliance Certificate

[See attached.]

Schedule 2
to
Compliance Certificate
($ in 000’s)

Statement Date:                         , 20

I.	Section 6.17 — Consolidated Leverage Ratio:

A.	Consolidated Debt as of the Statement Date:		$

B.	Total Capitalization as of the Statement Date:

	(1)	Consolidated Debt as of the Statement Date:	$
	(2)	+ Consolidated Net Worth as of the Statement Date:	$
	(3)	= Total Capitalization as of the Statement Date	$

Consolidated Leverage Ratio = A ÷ B(3):			to 1.00 ( %)

Maximum permitted Consolidated Leverage Ratio is:			0.55 to 1.00 (55%)

The Applicable Rate is to be calculated at Pricing Level       .

Pricing Level	Consolidated Leverage Ratio
1	Less than or equal to 15%
2	Less than or equal to 25% but greater than 15%
3	Less than or equal to 35% but greater than 25%
4	Less than or equal to 45% but greater than 35%
5	Greater than 45%

II.	Section 6.14(c) — Other Debt:

A.	Debt of Subsidiaries of the Borrower (excluding Debt owing to the Borrower or other Subsidiaries of the Borrower) as of the Statement Date:	$

B.	Consolidated Net Worth as of the Statement Date:	$

Subsidiary Debt to Consolidated Net Worth Ratio = A ÷ B:		to 1.00 ( %)

Maximum permitted Subsidiary Debt to Consolidated Net Worth Ratio is:		0.30 to 1.00 (30%)

III.	Section 6.15(k) — Other Investments, Etc.:

A.

Purchases, advances, loans and investments with respect to Persons who are not (or as a result of such investment do not become) a Subsidiary as of the Statement Date (other than those permitted under clauses (a) through (j) of Section 6.15):

$

B.	Consolidated Net Worth as of the Statement Date:	$

Non-Subsidiary Investments to Consolidated Net Worth Ratio = A ÷ B:		to 1.00 ( %)

Maximum permitted Non-Subsidiary Investments to Consolidated Net Worth Ratio is:		0.125 to 1.00 (12.5%)

EXHIBIT C
to
Credit Agreement
dated as of January 31, 2012
by and among
AptarGroup, Inc.,
as Borrower,
the Lenders referred to therein,
as Lenders,
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the “Assignor”) and [the] [each](5) Assignee identified on the Schedules hereto as “Assignee” or as “Assignees” (collectively, the “Assignees” and each an “Assignee”).  [It is understood and agreed that the rights and obligations of the Assignees hereunder are several and not joint.](6)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to [the Assignee] [the respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, [the] [an] “Assigned Interest”).  Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	[INSERT NAME OF ASSIGNOR]

2.	Assignee(s):	See Schedules attached hereto

3.	Borrower:	AptarGroup, Inc.

4.	Administrative Agent:	Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of January 31, 2012, among AptarGroup, Inc., as Borrower, the lenders from time to time party thereto, as Lenders, and Wells Fargo Bank, National

(5)   For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(6)   Include bracketed language if there are multiple Assignees.

Association, as Administrative Agent (as amended, restated, supplemented or otherwise modified)

6.	Assigned Interest:	See Schedules attached hereto

[7.	Trade Date:	](7)

[Remainder of Page Intentionally Left Blank]

(7)   To be completed if the Assignor and the Assignees intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:                                    , 2         [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEES

See Schedules attached hereto

[Consented to and](8)  Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By
Title:

[Consented to:](9)

[APTARGROUP, INC.]

By
Title:

(8)   To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.  May also use a Master Consent.

(9)   To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.  May also use a Master Consent.

SCHEDULE 1
To Assignment and Assumption

By its execution of this Schedule, the Assignee identified on the signature block below agrees to the terms set forth in the attached Assignment and Assumption.

Assigned Interests:

Aggregate Amount of Commitment/ Loans for all Lenders(10)	Amount of Commitment/ Loans Assigned(11)	Percentage Assigned of Commitment/ Loans(12)		CUSIP Number
$	$		%
$	$		%
$	$		%

[NAME OF ASSIGNEE](13)
[and is an Affiliate/Approved Fund of [identify Lender](14)]

By:
Title:

(10)   Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(11)   Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(12)   Set forth, to at least 12 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(13)   Add additional signature blocks, as needed.

(14)   Select as appropriate.

ANNEX 1
to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1           Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2.          Assignee[s].  [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.7(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.7 (b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.6 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the] [any] the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.             Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.             General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT D
to
Credit Agreement
dated as of January 31, 2012
by and among
AptarGroup, Inc.,
as Borrower,
the Lenders referred to therein,
as Lenders,
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF NOTE

NOTE

             , 20

FOR VALUE RECEIVED, the undersigned, APTARGROUP, INC., a Delaware corporation (the “Borrower”), promises to pay to                                (the “Lender”) or its registered assigns, at the place and times provided in the Credit Agreement referred to below, the unpaid principal amount of each Loan made by the Lender from time to time pursuant to that certain Credit Agreement, dated as of January 31,  2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  Any amounts not paid in full when due hereunder shall bear interest and be paid as set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

APTARGROUP, INC.

By:
Name:
Title:

EXHIBIT E
to
Credit Agreement
dated as of January 31, 2012
by and among
AptarGroup, Inc.,
as Borrower,
the Lenders referred to therein,
as Lenders,
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF NOTICE OF ACCOUNT DESIGNATION

NOTICE OF ACCOUNT DESIGNATION

Dated as of:                   , 20

Wells Fargo Bank, National Association,

as Administrative Agent

MAC D 1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention:  Syndication Agency Services

E-mail Address:  agencyservices.requests@wellsfargo.com

Ladies and Gentlemen:

This Notice of Account Designation is delivered to you pursuant to Section 2.2(b) of the Credit Agreement dated as of January 31, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among AptarGroup, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1.                                       The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account(s):

ABA Routing Number:

Account Number:

2.                                       This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Administrative Agent.

IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation as of the day and year first written above.

APTARGROUP, INC.

By:
Name:
Title:

EXHIBIT F-1
to
Credit Agreement
dated as of January 31, 2012
by and among
AptarGroup, Inc.,
as Borrower,
the Lenders referred to therein,
as Lenders,
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF U.S. TAX COMPLIANCE CERTIFICATE (NON-PARTNERSHIP FOREIGN LENDERS)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of January 31, 2012 (the “Credit Agreement”), by and among AptarGroup, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 3.1 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (b) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:                      , 20

EXHIBIT F-2
to
Credit Agreement
dated as of January 31, 2012
by and among
AptarGroup, Inc.,
as Borrower,
the Lenders referred to therein,
as Lenders,
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF U.S. TAX COMPLIANCE CERTIFICATE (NON-PARTNERSHIP FOREIGN PARTICIPANTS)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of January 31, 2012 (the “Credit Agreement”), by and among AptarGroup, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 3.1 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                      , 20

EXHIBIT F-3
to
Credit Agreement
dated as of January 31, 2012
by and among
AptarGroup, Inc.,
as Borrower,
the Lenders referred to therein,
as Lenders,
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF U.S. TAX COMPLIANCE CERTIFICATE (FOREIGN PARTICIPANT PARTNERSHIPS)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of January 31, 2012 (the “Credit Agreement”), by and among AptarGroup, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 3.1 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                      , 20

EXHIBIT F-4
to
Credit Agreement
dated as of January 31, 2012
by and among
AptarGroup, Inc.,
as Borrower,
the Lenders referred to therein,
as Lenders,
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF U.S. TAX COMPLIANCE CERTIFICATE (FOREIGN LENDER PARTNERSHIPS)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of January 31, 2012 (the “Credit Agreement”), by and among AptarGroup, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 5.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (ii) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:                      , 20

SCHEDULE 2.1

COMMITMENTS AND COMMITMENT PERCENTAGES

Lender	Commitment	Commitment Percentage
Wells Fargo Bank, National Association	$55,000,000.00	18.333333333333%
Bank of America, N.A.	$55,000,000.00	18.333333333333%
JPMorgan Chase Bank, N.A.	$55,000,000.00	18.333333333333%
HSBC Bank USA, N.A.	$37,500,000.00	12.500000000000%
Union Bank, N.A.	$37,500,000.00	12.500000000000%
The Northern Trust Company	$25,000,000.00	8.333333333333%
Deutsche Bank AG New York Branch	$20,000,000.00	6.666666666667%
Mega International Commercial Bank Co., Ltd.	$10,000,000.00	3.333333333333%
The Chiba Bank, Ltd., New York Branch	$5,000,000.00	1.666666666667%
Total	$300,000,000.00	100.00000000000%

SCHEDULE 5.1

SUBSIDIARIES

	State or Other
	Jurisdiction of	Percentage
	Incorporation	Owned

AptarGroup International L.L.C.	Delaware	100%
AptarGroup International Holding B.V.	Netherlands	100%
AptarGroup Holding S.A.S.	France	100%
Aptar GmbH	Germany	100%
Desotec GmbH	Germany	23.5%
Ing. Erich Pfeiffer GmbH	Germany	100%
Aptar Pharma Japan Ltd.	Japan	100%
P&P Promotion of German Manufacturing Technologies GmbH	Germany	100%
Seaquist Closures Spain, S.A.	Spain	100%
Seaquist Closures Löeffler GmbH	Germany	100%
Seaquist Closures Löeffler s.r.o.	Czech Republic	100%
SeaquistPerfect Dispensing GmbH	Germany	100%
Valois Deutschland GmbH	Germany	100%
SeaquistPerfect Plastic GmbH	Germany	100%
AptarGroup S.A.S.	France	100%
SeaquistPerfect Dispensing S.A.S.	France	100%
Aptar South Europe SARL	France	100%
Novares S.p.A.	Italy	100%
EMSAR S.p.A.	Italy	100%
Aptar Milano S.r.l.	Italy	100%
Seaquist Closures France S.A.S.	France	100%
Graphocolor S.A.S.	France	100%
Aptar U.K. Ltd.	United Kingdom	100%
Valois U.K. Limited	United Kingdom	100%
SeaquistPerfect Dispensing Limited	United Kingdom	100%
Seaquist Closures, Ltd.	United Kingdom	100%
EMSAR UK Ltd.	United Kingdom	100%
Oval Medical Technologies Limited	United Kingdom	20%
GIE Aptar Louveciennes	France	100%
Valois S.A.S.	France	100%
Airlessystems S.A.S.	France	100%
Aptar Beauty + Home S.A.S.	France	100%
Pfeiffer Vaporisateurs France S.A.S.	France	100%
EMSAR France S.A.S.	France	100%
Valois Dispray S.A.	Switzerland	100%
Valois España S.A.	Spain	100%
Valois (Ireland) Limited	Ireland	100%
OOO Seaquist Closures	Russia	100%
Aptar Suzhou Dispensing Systems Co., Ltd.	China	100%
MBF Developpement S.A.S.	France	100%
MBF Plastiques S.A.S.	France	100%
EP Systems S.A.	Switzerland	100%
Aptar Beauty + Home India Private Ltd	India	100%
TKH Plastics Private Limited	India	100%
Dispensing Two S.A.S.	France	100%
Dispensing Three S.A.S.	France	100%
Asia Pacific Inspection Center (Suzhou) Co., Ltd.	China	55%
Aptar B&H Embalagens Ltda.	Brazil	100%
Graphocolor do Brasil Embalagens Ltda.	Brazil	100%
MBF Embalagens Ltda.	Brazil	100%
Aptar B&H S.A.	Argentina	100%
H. Engelmann S.A.I.C.F. el	Argentina	100%

	State or Other
	Jurisdiction of	Percentage
	Incorporation	Owned

Seaquist Canada Ltd.	Canada	100%
PT. Aptar B&H	Indonesia	100%
Aptar (Thailand) Ltd.	Thailand	100%
AIGE LLC	Delaware	100%
Aptar Pharma India Private Limited	India	100%
Next Breath L.L.C.	Maryland	70%
Philson, Inc.	Connecticut	100%
Aptar Queretaro S.A. de C.V.	Mexico	100%

SCHEDULE 5.17

DEBT

		Description	Secured by	Rate - fixed	Interest	Issue	Maturity
	Description	of Debt	Assets	or variable?	Rate	Date	Date	LC - ST	LC - LT	TOTAL - LC	US$ - ST	US$ - LT	TOTAL $

NOTES PAYABLE

AptarGroup, Inc.	2006 Private Placement Refinance	Bank	No	F	6.04%	08/01/06	08/01/16	0	50,000,000	50,000,000	0	50,000,000	50,000,000
AptarGroup, Inc.	2008 Private Placement-5yr	Bank	No	F	5.41%	07/31/08	07/31/13	0	25,000,000	25,000,000	0	25,000,000	25,000,000
AptarGroup, Inc.	2008 Private Placement-10yr	Bank	No	F	6.03%	07/31/08	07/31/18	0	75,000,000	75,000,000	0	75,000,000	75,000,000
AptarGroup, Inc.	2010 Private Placement-5yr	Bank	No	F	2.33%	11/30/10	11/30/15	0	16,000,000	16,000,000	0	16,000,000	16,000,000
AptarGroup, Inc.	2010 Private Placement-10yr	Bank	No	F	3.78%	11/30/10	11/30/20	0	84,000,000	84,000,000	0	84,000,000	84,000,000
Valois	Capital Lease	DomiBail UP3	Yes	V	15.50%	12/30/99	01/04/12	239,958		239,958	310,554	0	310,554
Emsar S.p.A.	Loan Law 46/92	Other	No	F	2.11%	10/09/98	10/09/13	87,541	89,385	176,926	113,296	115,682	228,978
Engelmann	Citibank	Bank	No	F	16.50%	09/10/10	09/10/12	2,612,424	0	2,612,424	607,117	0	607,117
Aptar Maringa BRL	Bank	Bank	Yes	F	7.00%	02/07/11	01/07/15	12,690	0	12,690	6,811	0	6,811
Aptar B&H Embalagens Ltda.	Itau Bank	Bank	No	V	11.40%	07/01/09	07/01/14	1,506,884	2,000,000	3,506,884	808,761	1,073,422	1,882,183
Aptar B&H Embalagens Ltda.	Itau Bank	Bank	No	V	12.68%	07/01/09	07/01/14	3,556,475	1,900,000	5,456,475	1,908,799	1,019,751	2,928,550

													0
								0
							TOTAL NOTES PAYABLE				3,755,338	252,208,855	255,964,193
MORTGAGES PAYABLE
											0		0

							TOTAL MORT PAYABLE				0	0	0

CAPITAL LEASES

									0	0	0	0	0
Aptar B&H Embalagens Ltda.	Capital Lease	Banco Itau S/A	No	F	19.68%	01/01/11	12/01/14		29,964	29,964	0	16,082	16,082
Aptar B&H Embalagens Ltda.	Capital Lease	Banco Itau S/A	No	F	19.68%	01/01/11	12/01/14	17,835	54,282	72,117	9,572	29,134	38,706
Aptar B&H Embalagens Ltda.	Capital Lease	Banco Itau S/A	No	F	19.68%	01/01/11	12/01/14		46,972	46,972	0	25,210	25,210
Aptar B&H Embalagens Ltda.	Capital Lease	Banco Itau S/A	No	F	14.64%	06/01/11	05/01/15		24,608	24,608	0	13,207	13,207
Aptar B&H Embalagens Ltda.	Capital Lease	Banco Itau S/A	No	F	21.24%	10/01/11	08/01/15		28,950	28,950	0	15,538	15,538
Aptar Maringa BRL	Capital Lease	Banco Itau S/A	Yes	F	1.19%	02/07/11	01/07/15		26,438	26,438	0	14,190	14,190
Seaquist Closures Spain	Capital Lease	Credit Agricole Leasing	Yes	V	6.67%	05/08/08	05/08/18		1,999,349	1,999,349	0	2,587,557	2,587,557

							TOTAL CAPITAL LEASES				9,572	2,700,918	2,710,491

				TOTAL LT DEBT PER FINANCIALS B-4 CURRENT MAT.							3,764,910	254,909,773	258,674,683

OVERDRAFTS/VENDOR RELATED NOTES

AptarGroup International Holding BV	Society Generale	Bank	N	V	0.83%	12/31/11	12/31/11	7,610		7,610	9,849		9,849
Aptar Maringa BRL	HSBC	Bank	Y	V	1.35%	03/24/11	02/18/12	6,078,574		6,078,574	3,262,438		3,262,438
Aptar Maringa BRL	ITAU	Bank	N	V	1.26%	10/19/11	03/14/12	2,000,000		2,000,000	1,073,422		1,073,422
Aptar Maringa BRL	ITAU	Bank	N	V	1.17%	12/29/11	01/30/12	700,000		700,000	375,698		375,698
Aptar B&H S.A. (Argentina)	HSBC	Bank	Y	F	27.00%	12/23/11	01/23/12	675,430		675,430	156,967		156,967
Aptar B&H Embalagens Ltda.	HSBC	Bank	Y	F	1.30%	09/26/11	09/26/12	1,000,000		1,000,000	536,711		536,711
AptarGroup SAS	SG Pivot	Bank	N	V	1.20%	12/31/11	01/01/12	4,462,801		4,462,801	5,775,757		5,775,757
AptarGroup Holding SAS	SG in MXN	Bank	N	V	2.20%	12/31/11	01/01/12	8,030		8,030	10,392		10,392
											11,201,234	0	11,201,234

ST NOTES PAYABLE

TKH Plastics Private	Samco Industries	Bank	No	F	4.95%	03/09/06	12/31/12	9,926,000		9,926,000	187,230		187,230
TKH Plastics Private	Samco Industries	Bank	No	F	5.77%	05/31/06	12/31/12	21,882,994		21,882,994	412,770		412,770
Aptar B&H Thailand	Deutsche Bank	Bank	Yes	F	5.40%	07/14/11	07/13/12	11,000,000		11,000,000	348,487		348,487
Aptar B&H Thailand	Deutsche Bank	Bank	Yes	F	5.60%	11/08/11	05/04/12	7,000,000		7,000,000	221,765		221,765
Aptar B&H Thailand	Deutsche Bank	Bank	Yes	F	5.10%	12/14/11	01/13/12	9,000,000		9,000,000	285,126		285,126
Aptar India BH	Citi Bank	Bank	No	V	12.00%	12/14/11	03/14/12	50,000,000		50,000,000	943,130		943,130
Aptar India BH	Citi Bank	Bank	No	V	12.00%	12/28/11	12/28/12	5,000,000		5,000,000	94,313		94,313
Aptar Quintana Mexico	JP Morgan	Bank	No	F	5.40%	10/24/11	01/24/12	12,000,000		12,000,000	858,692		858,692
										0	0		0

											3,351,512	0	3,351,512

DISCOUNTED NOTES

Seaquist Closures Spain	Discounted Notes			F	6.67%			271,010		271,010	350,741		350,741

						GRAND TOTAL DEBT					18,668,397	254,909,773	273,578,170

SCHEDULE 6.15

EXISTING LOANS, ADVANCES AND INVESTMENTS

None in excess of $10,000,000.

SCHEDULE 9.2

ADMINISTRATIVE AGENT’S OFFICE; CERTAIN ADDRESSES FOR NOTICES

Borrower:

AptarGroup, Inc.
475 West Terra Cotta, Suite E
Crystal Lake, IL 60014-9695
Attention of: Jim Meyer
Telephone No.: 815-261-3220
Facsimile No.: 815-477-0481
E-mail: jim.meyer@aptar.com

Administrative Agent:

Wells Fargo Bank, National Association
MAC D1109-019
1525 West W.T. Harris Blvd.
Charlotte, NC  28262
Attention of:  Syndication Agency Services
E-mail Address:  agencyservices.requests@wellsfargo.com

With copies to:

Wells Fargo Bank, National Association
One South Broad Street, 8th Floor
Philadelphia, PA 19107
Attention of: Beth Rue
Telephone No.: 267-321-6619
Facsimile No.: 267-321-6700
Email: beth.rue@wellsfargo.com